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                                                                    EXHIBIT 23.3

                                 June 28, 1999

Mission West Properties, Inc.
10050 Bandley Drive
Cupertino, California 95014

    Re:  Mission West Properties, Inc
       Registration Statement on Form S-11
       (Registration No. 333-80203)

Ladies and Gentlemen:

    We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,
                                          Ballard Spahr Andrews & Ingersoll LLP